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                                  EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT



         We hereby consent to the use in this Registration Statement on Form S-8 of our report, dated June 2, 2000, which includes and emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, on the consolidated financial statements of Aethlon Medical, Inc. and Subsidiaries included in its Annual Report on Form 10-KSB for the year ended March 31, 2000, filed with the Securities and Exchange Commission.




                        FREED MAXICK SACHS & MURPHY, P.C.



Buffalo, NY
November 13, 2000